Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 28, 2014
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 28, 2014 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2014.

Second Quarter Highlights

•	Funds from operations (FFO) of $0.72 per share

•	Net income available to common stockholders of $0.32 per share, including a gain from dispositions of $0.17 per share and a gain on sale of land of $0.04 per share

•	Revenues from continuing operations of $129.2 million

•	Stabilized portfolio was 93.6% occupied and 95.7% leased at June 30, 2014

•	Signed new or renewing leases on 429,331 square feet of space in the stabilized portfolio

•	Acquired a fully entitled, 3.1 acre land parcel in the Mission Bay submarket of San Francisco for $95.0 million with plans to develop an office project totaling approximately 680,000 gross square feet

•
Completed the sale of two vacant office buildings in the University Towne Center submarket of San Diego and a land parcel in the Rancho Bernardo submarket of San Diego for combined gross proceeds of $62.6 million

•
Increased the size of the company’s unsecured credit facility to $600 million. Additionally, lowered pricing and extended the term to July 2019 on both the credit facility and the company’s $150 million term loan

Recent Activity

•
In July 2014, executed a 15-year, 93,000 square foot lease with NeueHouse, a creative workspace provider for entrepreneurs in innovative industries, for the entire historical office component of the company’s 685,000 square foot, Columbia Square mixed-use campus in the Hollywood submarket of Los Angeles

•	In July 2014, entered into an agreement to acquire a development opportunity in the Central SOMA submarket of San Francisco for approximately $27 million

Results for the Quarter and First Half ended June 30, 2014
For its second quarter ended June 30, 2014, KRC reported FFO of $63.3 million, or $0.72 per share, compared to $55.2 million, or $0.69 per share, in the second quarter of 2013. Net income available to common stockholders in the second quarter was $27.2 million, or $0.32 per share, compared to $6.6 million, or $0.08 per share, in the year earlier period. Net income for the 2014 second quarter included approximately $18.2 million in gains from property and land dispositions. Net income for the 2013 second quarter included approximately $0.4 million in gains from a property disposition. Including discontinued operations, the company’s revenues in the second quarter of 2014 totaled $129.2 million, up from $124.5 million in the second quarter of 2013.

For the first six months of 2014, KRC reported FFO of $120.5 million, or $1.38 per share, compared to $104.2 million, or $1.30 per share, in the first six months of 2013. Net income available to common stockholders in the first half of 2014 was $123.8 million, or $1.46 per share, compared to $5.7 million, or $0.06 per share, in the year earlier period. Net income in the 2014 first half included approximately $108.3 million in gains from property and land dispositions. Net income in the 2013 first half included the $0.4 million gain from a property disposition, as noted above. Including discontinued operations, the company’s revenues in the first half of 2014 totaled $255.5 million, up from $242.0 million in the first half of 2013.

Revenues from continuing operations in the first half of 2014 totaled $255.0 million, up from $228.8 million in the first half of 2013.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At June 30, 2014, KRC’s stabilized portfolio encompassed approximately 13.2 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. The portfolio was 93.6% occupied at June 30, 2014, compared to 92.4% at March 31, 2014 and 90.7% at June 30, 2013. During the second quarter, the company signed new or renewing leases on 429,331 square feet of space in the stabilized portfolio. At June 30, 2014, the company’s stabilized portfolio was 95.7% leased.

Real Estate Investment Activity
During the second quarter, KRC acquired a 3.1 acre land parcel in the Mission Bay submarket of San Francisco for approximately $95 million. The site is fully entitled for the development of a 680,000 gross square-foot office project. The company expects to invest approximately $450 million, including the land purchase, to develop a LEED-Gold designed project, with construction on the first of two phases expected to begin by mid 2015.

The company made two dispositions in the second quarter, selling two vacant office buildings located in the University Towne Center submarket of San Diego for gross proceeds of approximately $29.5 million, and completing the previously disclosed sale of a land parcel in the Rancho Bernardo submarket of San Diego for gross proceeds of approximately $33.1 million.

During the quarter, KRC continued construction on six development projects aggregating approximately 2.5 million square feet, with 71% of the office space pre-leased. Four of the six projects are 100% pre-leased. The company estimates its total investment in these six projects will be approximately $1.5 billion. Scheduled completion dates range from 2014 to 2016.

Financing Activity
In June 2014, KRC amended the terms of its unsecured credit facility and $150 million term loan, extending the maturity of both to July 2019 and increasing the size of the unsecured credit facility to $600 million. The unsecured credit facility now bears interest at LIBOR plus 1.25% and includes a 25 basis point facility fee. The term loan facility now bears interest at LIBOR plus 1.40%.

The company also raised $22.6 million of equity during the second quarter through its at-the-market stock offering program.

In June and July, Standard & Poor’s and Moody’s, respectively, affirmed the company’s senior unsecured debt rating and revised the outlook to positive from stable.

Management Comments
“Our stabilized portfolio is now nearly 96% leased, and our current development pipeline is just over 70% pre-leased, strong evidence of the economic dynamism occurring in coastal regions from Seattle to San Diego,” said John Kilroy, Jr., the company’s chairman, president and chief executive officer. “Demand for high quality, contemporary office space continues to grow and our strong franchise is allowing us to take advantage of these significant opportunities. As the current real estate cycle heats up, we remain focused on creating long-term shareholder value through disciplined and well-integrated leasing, acquisition, development, and capital recycling strategies.”

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2014 during the company’s July 29, 2014 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 713-4214 reservation #87335700. A replay of the conference call will be available via phone through August 6, 2014 at (888) 286-8010, reservation #46042773, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At June 30, 2014, the company’s stabilized portfolio totaled 13.2 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. 41% of the company’s properties were LEED certified and 57% of the eligible properties were Energy Star certified. In addition, KRC has approximately 2.5 million square feet of new office development under construction with a total estimated investment of approximately $1.5 billion. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K/A for the year ended December 31, 2013 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues from continuing operations	$129,194	$117,835	$254,979	$228,799

Revenues including discontinued operations	$129,194	$124,478	$255,512	$241,975

Net income available to common stockholders (1)(2)	$27,228	$6,633	$123,760	$5,730

Weighted average common shares outstanding – basic	82,278	75,486	82,202	75,233
Weighted average common shares outstanding – diluted	84,602	77,454	84,375	77,059

Net income available to common stockholders per share – basic (1)(2)	$0.33	$0.08	$1.49	$0.06
Net income available to common stockholders per share – diluted (1)(2)	$0.32	$0.08	$1.46	$0.06

Funds From Operations (3)(4)	$63,307	$55,154	$120,528	$104,240

Weighted average common shares/units outstanding – basic (5)	85,305	78,518	85,233	78,282
Weighted average common shares/units outstanding – diluted (5)	87,629	80,485	87,407	80,107

Funds From Operations per common share/unit – basic (5)	$0.74	$0.70	$1.41	$1.33
Funds From Operations per common share/unit – diluted (5)	$0.72	$0.69	$1.38	$1.30

Common shares outstanding at end of period			82,916	75,711
Common partnership units outstanding at end of period			1,804	1,822
Total common shares and units outstanding at end of period			84,720	77,533

			June 30, 2014	June 30, 2013
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			91.9%	91.9%
Orange County			94.1%	89.3%
San Diego County			92.0%	87.6%
San Francisco Bay Area			96.7%	91.8%
Greater Seattle			95.5%	95.7%
Weighted average total			93.6%	90.7%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,503	3,398
Orange County			438	497
San Diego County			4,241	5,249
San Francisco Bay Area			2,819	2,287
Greater Seattle			2,188	2,048
Total			13,189	13,479
________________________

(1)
Net income available to common stockholders and Funds From Operations for the three and six months ended June 30, 2013 include the receipt of a $5.2 million payment related to a property damage settlement.

(2)
Net income available to common stockholders includes gains on dispositions of discontinued operations of $14.7 million and $104.8 million for the three and six months ended June 30, 2014, respectively, $0.4 million for the three and six months ended June 30, 2013 and a $3.5 million gain on sale of land for the three and six months ended June 30, 2014.

(3)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2013 include the office properties that were sold during 2013 and 2014.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$675,489	$657,491
Buildings and improvements	3,720,863	3,590,699
Undeveloped land and construction in progress	1,270,675	1,016,757
Total real estate assets held for investment	5,667,027	5,264,947
Accumulated depreciation and amortization	(885,580)	(818,957)
Total real estate assets held for investment, net	4,781,447	4,445,990

Real estate assets and other assets held for sale, net	—	213,100
Cash and cash equivalents	24,571	35,377
Restricted cash	93,522	49,780
Marketable securities	11,747	10,008
Current receivables, net	10,588	10,743
Deferred rent receivables, net	134,269	127,123
Deferred leasing costs and acquisition-related intangible assets, net	178,841	186,622
Deferred financing costs, net	16,978	16,502
Prepaid expenses and other assets, net	21,829	15,783
TOTAL ASSETS	$5,273,792	$5,111,028

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$553,427	$560,434
Exchangeable senior notes, net	170,704	168,372
Unsecured debt, net	1,431,301	1,431,132
Unsecured line of credit	90,000	45,000
Accounts payable, accrued expenses and other liabilities	215,535	198,467
Accrued distributions	31,730	31,490
Deferred revenue and acquisition-related intangible liabilities, net	114,670	101,286
Rents received in advance and tenant security deposits	43,085	44,240
Liabilities of real estate assets held for sale	—	14,447
Total liabilities	2,650,452	2,594,868

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	829	822
Additional paid-in capital	2,519,268	2,478,975
Distributions in excess of earnings	(145,851)	(210,896)
Total stockholders’ equity	2,566,657	2,461,312
Noncontrolling Interests
Common units of the Operating Partnership	51,798	49,963
Noncontrolling interest in consolidated subsidiary	4,885	4,885
Total noncontrolling interests	56,683	54,848
Total equity	2,623,340	2,516,160
TOTAL LIABILITIES AND EQUITY	$5,273,792	$5,111,028

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Rental income	$115,555	$102,385	$227,611	$203,992
Tenant reimbursements	10,592	9,717	22,164	18,847
Other property income	3,047	5,733	5,204	5,960
Total revenues	129,194	117,835	254,979	228,799

EXPENSES
Property expenses	25,713	23,800	50,807	46,605
Real estate taxes	10,910	9,748	22,083	19,412
Provision for bad debts	—	—	—	95
Ground leases	773	889	1,535	1,736
General and administrative expenses	11,857	9,855	22,668	19,524
Acquisition-related expenses	609	164	837	819
Depreciation and amortization	50,767	46,527	99,969	94,228
Total expenses	100,629	90,983	197,899	182,419

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	419	19	596	411
Interest expense	(16,020)	(19,434)	(33,272)	(39,168)
Total other (expenses) income	(15,601)	(19,415)	(32,676)	(38,757)

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF LAND	12,964	7,437	24,404	7,623
Gain on sale of land	3,490	—	3,490	—
INCOME FROM CONTINUING OPERATIONS	16,454	7,437	27,894	7,623

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	2,243	377	4,445
Gains on dispositions of discontinued operations	14,689	423	104,804	423
Total income from discontinued operations	14,689	2,666	105,181	4,868

NET INCOME	31,143	10,103	133,075	12,491

Net income attributable to noncontrolling common units of the Operating Partnership	(603)	(157)	(2,690)	(135)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	30,540	9,946	130,385	12,356

PREFERRED DIVIDENDS	(3,312)	(3,313)	(6,625)	(6,626)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$27,228	$6,633	$123,760	$5,730

Weighted average common shares outstanding – basic	82,278	75,486	82,202	75,233
Weighted average common shares outstanding – diluted	84,602	77,454	84,375	77,059

Net income available to common stockholders per share – basic	$0.33	$0.08	$1.49	$0.06
Net income available to common stockholders per share – diluted	$0.32	$0.08	$1.46	$0.06

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income available to common stockholders	$27,228	$6,633	$123,760	$5,730
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	603	157	2,690	135
Depreciation and amortization of real estate assets	50,165	48,787	98,882	98,798
Gains on dispositions of discontinued operations	(14,689)	(423)	(104,804)	(423)
Funds From Operations (1)(2)(3)	$63,307	$55,154	$120,528	$104,240

Weighted average common shares/units outstanding – basic	85,305	78,518	85,233	78,282
Weighted average common shares/units outstanding – diluted	87,629	80,485	87,407	80,107

Funds From Operations per common share/unit – basic (3)	$0.74	$0.70	$1.41	$1.33
Funds From Operations per common share/unit – diluted (3)	$0.72	$0.69	$1.38	$1.30
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.7 million and $2.5 million for the three months ended June 30, 2014 and 2013, respectively, and $5.0 million and $5.0 million for the six months ended June 30, 2014 and 2013, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.